UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2005

IMAGISTICS INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

	Delaware	1-16449	06-1611068
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)			ID Number)

100 Oakview Drive

Trumbull, Connecticut	06611
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 365-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On February 18, 2005, the Executive Compensation and Development Committee (the “Committee”) of the Board of Directors of Imagistics International Inc. (the “Company”) approved a number of compensation related items, including the following:

Approved Base Salary Increases

The Committee approved increases effective March 1, 2005 in base salary listed in Section 3 “Base Salary” to the previously filed Employment Agreements for the following named executive officers, as defined in Item 402(a)(3) of Regulation S-K:

•	The Company’s Chairman and Chief Executive Officer Marc Breslawsky, base salary increased to $886,000.

•	The Company’s President and Chief Operating Officer, Joseph Skrzypczak, base salary increased to $560,000.

•	The Company’s Vice President, General Counsel and Secretary, Mark S. Flynn, base salary increased to $252,350.

•	The Company’s Vice President, Product Development and Marketing, Nathaniel M. Gifford, base salary increased to $275,600.

Approval of 2004 Annual Incentive Compensation

The approved annual incentive compensation payments to the named executive officers were: Marc C. Breslawsky, Chairman and Chief Executive Officer, $860,000, Joseph D. Skrzypczak, President and Chief Operating Officer, $306,210; Chris C. Dewart, Vice President, Sales, $77,150; Mark S. Flynn, Vice President, General Counsel and Secretary, $85,170; and Nathaniel M. Gifford, Vice President, Product Development and Marketing, $138,680.

Approval of 2005 Annual Incentive Compensation Performance Goals

The Committee approved Company performance goals and individual target and range amounts, expressed as a percentage of base salary, for 2005 annual incentive compensation under the Company’s Key Employees’ Incentive Plan (“KEIP”) for executive officers of the Company, including each of the named executive officers. The Company performance goals for 2005 include the achievement of specified earnings per share and revenue targets, improvements in inventory turnover and days-sales-outstanding, the achievement of implementation goals relating to information technology systems, the development of an identified strategic initiative and a measure of improvement in customer satisfaction. The amount of 2005 annual incentive compensation to be paid to the named executive officers will depend on the level of achievement of the above goals and, in the case of executives other than Marc C. Breslawsky, Chairman and Chief Executive Officer, and Joseph D. Skrzypczak, President and Chief Operating Officer, the achievement of individual responsibility-specific performance goals.

Award of Long Term Cash Incentive Units

The Committee approved the award of Cash Incentive Units under the KEIP to executive officers of the Company, including the named executive officers. The Cash Incentive Units represent a defeasible right to receive cash payments if certain cumulative earnings per share targets are achieved over a three-year period ending December 31, 2007. The Cash Incentive Units will have a value of from $0.00 per unit to $2.00 per unit depending on the level of earnings per share growth achieved over the three-year period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2005	IMAGISTICS INTERNATIONAL INC.
(Registrant)

By: /s/MARK S. FLYNN________________
Name:	Mark S. Flynn
Title:	Vice President, General Counsel and
Secretary